Exhibit (a)(1)(g)

Forms of Reminder E-mails and Voicemails – Dates may change if offer expiration is extended

December 7, 2005 - Two Weeks After Offer to Exchange Commences

We have just completed week two of Gap, Inc.’s stock option exchange offer. The offer to exchange your eligible stock options will expire at 5:00 p.m., Pacific Time, on December 22, 2005 unless we extend the offer. If you would like to participate in this offer, you must complete and sign the election form which was previously provided to you, and fax it to Frank Garcia in Stock Administration, at fax number (415) 427-6983 or hand deliver it to Stock Administration (attn: Frank Garcia) at The Gap, Inc., 2 Folsom Street, 13th Floor, San Francisco, CA 94105 U.S.A. before 5:00 p.m., Pacific Time, on December 22, 2005. Only responses that are complete, signed and actually received by Stock Administration by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express or similar service provider, are not permitted. If you have questions, please direct them to Frank Garcia in Stock Administration or Ken Kennedy in Compensation at:

Frank Garcia The Gap, Inc. 2 Folsom Street San Francisco, CA 94105 (415) 427-4697	or	Ken Kennedy The Gap, Inc. 901 Cherry Avenue San Bruno, CA 94066 (415) 874-6951

December 15, 2005 – Final Week

We are entering the final week of Gap, Inc.’s stock option exchange offer. After today, there are seven (7) days left to make your election. The offer to exchange your eligible options will expire at 5:00 p.m., Pacific Time, on December 22, 2005 unless we extend the offer. If you would like to participate in this offer, you must complete and sign the election form which was previously provided to you, and fax it to Frank Garcia in Stock Administration, at fax number (415) 427-6983 or hand deliver it to Stock Administration (attn: Frank Garcia) at The Gap, Inc., 2 Folsom Street, 13th Floor, San Francisco, CA 94105 U.S.A. before 5:00 p.m., Pacific Time, on December 22, 2005. Only responses that are complete, signed and actually received by Stock Administration by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express or similar service provider, are not permitted. If you have questions, please direct them to Frank Garcia in Stock Administration or Ken Kennedy in Compensation at:

Frank Garcia The Gap, Inc. 2 Folsom Street San Francisco, CA 94105 (415) 427-4697	or	Ken Kennedy The Gap, Inc. 901 Cherry Avenue San Bruno, CA 94066 (415) 874-6951

December 22, 2005 – Last Day (Offer Expiration Date)

Today is the last day to elect to exchange your eligible options as part of Gap, Inc.’s stock option exchange offer. The offer to exchange your eligible options will expire at 5:00 p.m., Pacific Time, today, December 22, 2005. If you would like to participate in this offer, you must complete and sign the election form which was previously provided to you, and fax it to Frank Garcia in Stock Administration, at fax number (415) 427-6983 or hand deliver it to Stock Administration (attn: Frank Garcia) at The Gap, Inc., 2 Folsom Street, 13th Floor, San Francisco, CA 94105 U.S.A. before 5:00 p.m., Pacific Time, on December 22, 2005. Only responses that are complete, signed and actually received by Stock Administration by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express or similar service provider, are not permitted. If you have questions, please direct them to Frank Garcia in Stock Administration or Ken Kennedy in Compensation at:

Frank Garcia The Gap, Inc. 2 Folsom Street San Francisco, CA 94105 (415) 427-4697	or	Ken Kennedy The Gap, Inc. 901 Cherry Avenue San Bruno, CA 94066 (415) 874-6951